Exhibit 10.2

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made as of June 3, 2021, by and among THE PROCACCIANTI GROUP, llc, a Rhode Island limited liability company (“Assignor”), PHR CHERRY PROPCO, LLC, a Michigan limited liability company (“Assignee”), and PHR OP LENDER SUB, LLC, a Michigan limited liability company (“TPG Lender”).

BACKGROUND

Assignor is a party to that certain Purchase and Sale Agreement (as amended, the “Agreement”) dated April 28, 2021, by and between Assignor and PRIDE ONE CHERRY TREE, LLC, an Ohio limited liability company, and IPN-PRIDE INVESTMENT HOLDINGS, LLC, an Ohio limited liability company (collectively the “Seller”) pursuant to which Seller has agreed to sell, assign, transfer and convey to Assignor certain property including that certain hotel known as the Cherry Tree Inn and Suites located at 2345 N. US 31 North, East Bay Township, Grand Traverse County, Michigan (the “Hotel”). Assignor desires to assign, and Assignee desires to assume, all of Assignor’s rights, title and interest in, to and under the Agreement, subject to the terms and conditions of this Assignment and the Agreement. In addition, Assignor desires to designate TPG Lender as the “TPG Lender” (as such term is defined in the Agreement) under the Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor upon the execution of this Assignment, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereby agree as follows:

1.                  Assignment. Assignor, effective as of the date hereof, hereby assigns, conveys, transfers and sets over to Assignee, all of Assignor’s rights, duties and obligations in, to and under the Agreement, including, without limitation, the Earnest Money (as such term is defined in the Agreement) deposited by Assignor pursuant to the Agreement.

2.                  Assumption. Effective as of the date hereof Assignee shall be deemed to have assumed all of the rights, duties and obligations of Assignor in, to and under the Agreement, arising from and after the date hereof relating to, with respect to or in connection with the Agreement.

3.                  TPG Lender. Effective as of the date hereof, Assignor designates TPG Lender to be the “TPG Lender” (as such term is defined in the Agreement) under the Agreement for all purposes, and TPG Lender accepts such designation.

4.                  Governing Law. This Assignment will be governed by, and construed and interpreted in accordance with the laws of the State of Michigan.

5.                  Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

6.                  Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

[signatures on following page]

IN WITNESS WHEREOF, Assignor and Assignee have hereunto set their hands and affixed their seals hereto on the day and year first above written.

ASSIGNOR:

THE PROCACCIANTI GROUP, llc, a Rhode Island limited liability company

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	Authorized Signer

ASSIGNEE:

PHR CHERRY PROPCO, LLC, a Michigan limited liability company

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	Authorized Signer

TPG LENDER:

PHR OP LENDER SUB, LLC, a Michigan limited liability company

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	Authorized Signer

[Signature Page to Assignment of Purchase and Sale Agreement]